Exhibit 99.2

© 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o ANALYST DAY P R ESE N T A TIO N WHERE TELEHEALTH STOPS, WE GO

Disclaimer © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 2 This presentation contemplates a business combination pursuant to a merger agreement, by and among Ambulnz Inc. (dba “DocGo”), Motion Acquisition Corp. (“Motion”), and a wholly owned subsidiary of Motion, dated as of March 9, 2021. This presentation discusses the proposed transaction and does not purport to be all - inclusive or to give you any legal, tax or financial advice. This presentation does not constitute or involve, and should not be taken as constituting or involving, the giving of any investment advice, the making of any representation, warranty or covenant whatsoever, or as a recommendation with respect to the voting, purchase or sale of any security or as to any other matter by DocGo, Motion or any other person. Although the information contained herein is believed to be accurate, DocGo and Motion, as well as each of their respective directors, officers, shareholders, members, partners and representatives, expressly disclaim liability for, and makes no expressed or implied representation or warranty with respect to, any information contained in or omitted from this presentation, or any other information or communication (whether written or oral) transmitted to any prospective investor. Only those representations and warranties made in a definitive agreement with any person shall have any legal effect. This presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination between DocGo and Motion or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to buy any security of Motion, any company forming a part of DocGo or any of their respective affiliates. There shall not be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Investors should make their own independent investigation of DocGo and Motion before investing in any securities. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE PERFORMANCE. Use of Projections and Financial Information This presentation contains financial forecasts relating to the anticipated future financial performance of the proposed combination of DocGo and Motion and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by management of DocGo and Motion with respect to, among other things, general economic, market, interest rate and financial conditions, the availability and cost of capital for future investment, and competition within DocGo’s markets. The projections were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for prospective financial information or generally accepted accounting principles in the United States of America (“GAAP”). None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and risks, all of which are difficult to predict and many of which are beyond the control of DocGo and Motion . Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ . Furthermore, while all projections are necessarily speculative, DocGo and Motion believe that prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context . For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such. Neither DocGo nor Motion or any of their respective affiliates, advisors or other representatives has made, or makes, any representation to any stockholder or prospective investor regarding the information contained in the projections and, except as required by applicable securities laws, neither DocGo nor Motion intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error. Non - GAAP Financial Information This presentation also includes references to financial measures that are calculated and presented on the basis of methodologies other than in accordance with GAAP, such as Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. As a result, such information may not conform to SEC Regulation S - X and may be adjusted and presented differently in Motion’s filing with the SEC. Any non - GAAP financial measures used in this presentation are in addition to, and should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. Non - GAAP financial measures are subject to significant inherent limitations. The non - GAAP measures presented herein may not be comparable to similar non - GAAP measures presented by other companies. This information may be presented differently in future filings by the company with the SEC.

Disclaimer (cont’d) © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 3 Market and Industry Data Market data and industry data used throughout this presentation is based on information derived from third party sources, the knowledge of the management teams of DocGo and Motion regarding their respective industries and businesses and respective management teams’ good faith estimates. While management of DocGo and Motion believe that the third party sources from which market and industry data has been derived are reputable, DocGo and Motion have not independently verified such market and industry data, and you are cautioned not to give undue weight to such market and industry data. Additional Information and Where to Find It This presentation relates to a proposed transaction between DocGo and Motion. On July 2, 2021, Motion filed a registration statement on Form S - 4 with the SEC, which includes a document that serves as a prospectus and preliminary proxy statement of Motion, referred to as a proxy statement/prospectus, and certain related documents, to be used at the meeting of Motion stockholders to approve the proposed business combination and related matters. Investors and security holders of Motion are urged to read the registration statement, the proxy statement/prospectus, and any amendments thereto, and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about DocGo, Motion, and the proposed transaction. The definitive proxy statement will be mailed to Motion stockholders as of a record date to be established for voting on the proposed business combination. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Motion, once such documents are filed, through the website maintained by the SEC at www.sec.gov. The documents filed by Motion with the SEC also may be obtained free of charge at Motion's website at https://motionacquisition.com or upon written request to Motion’s counsel, Graubard Miller, 405 Lexington Avenue, New York, NY 10174. Solicitation Participants DocGo and Motion and their respective officers and directors, under SEC rules, may be deemed to be participants in the eventual solicitation of proxies of Motion’s stockholders in connection with the proposed transaction. Prospective investors may obtain more detailed information regarding the names and interests in the proposed transaction of such individuals in Motion’s filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph. Forward Looking Statements Certain statements included in this presentation are not historical facts but are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking. These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of DocGo’s management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of DocGo and Motion. Some important factors that could cause actual results to differ materially from those in any forward - looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions. Further, these forward - looking statements are subject to a number of risks and uncertainties, including: the conditions to the completion of the merger, including the required approval by DocGo’s and Motion’s stockholders, may not be satisfied on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the approval by Motion’s stockholders of an amendment to Motion’s organizational documents to extend the date by which Motion must complete its initial business combination in order to have adequate time to close the proposed transaction; the outcome of any legal proceedings that may be instituted against Motion related to the merger or the merger agreement; and the amount of the costs, fees, expenses and other charges related to the merger; the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to DocGo; DocGo’s ability to successfully expand its service offerings; competition; the uncertain effects of the COVID - 19 pandemic; and those factors discussed in the registration statement, proxy statement/prospectus, and other documents filed, or to be filed, by Motion with SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that neither DocGo nor Motion presently know or that DocGo and Motion currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements.In addition, forward - looking statements reflect DocGo’s and Motion’s expectations, plans or forecasts of future events and views as of the date of this presentation. DocGo and Motion anticipate that subsequent events and developments will cause DocGo’s and Motion’s assessments to change. However, while DocGo and Motion may elect to update these forward - looking statements at some point in the future, DocGo and Motion specifically disclaim any obligation to do so. These forward - looking statements should not be relied upon as representing DocGo’s and Motion’s assessments as of any date subsequent to the date of this presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements.

Disclaimer (cont’d) © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 4 Forward Looking Statements (cont’d) Any financial projections in this presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond DocGo’s and Motion’s control. While all projections are necessarily speculative, DocGo and Motion believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this presenttion should not be regarded as an indication that DocGo and Motion, or their respective representatives and advisors, considered or consider the projections to be a reliable prediction of future events. This presentation is not intended to be all - inclusive or to contain all the information that a person may desire in considering an investment in Motion and is not intended to form the basis of an investment decision in Motion. All subsequent written and oral forward - looking statements concerning DocGo and Motion, the proposed business combination or other matters and attributable to Motion, DocGo, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Other Disclaimers No representation or warranty, express or implied, can be made or is made by DocGo or Motion as to the accuracy or completeness of any such information. Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information as of the date hereof, all of which are subject to change. DocGo and Motion have no obligation to update, bring - down, review or reaffirm this presentation. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. Nothing contained in this presentation is, or shall be relied upon as, a promise or representation as to the past, present or future. This presentation provides summary information only and is being delivered solely for informational purposes. The recipient of this presentation acknowledges that: • DocGo and Motion do not provide legal, tax or accounting advice of any kind. • It is not relying on DocGo or Motion for legal, tax or accounting advice, and that the recipient should receive separate and qualified legal, tax and accounting advice in connection with any transaction or course of conduct. • Nothing contained herein shall be deemed to be a recommendation from DocGo or Motion to any party to enter into any transaction or to take any course of action. • This presentation is not intended to provide a basis for evaluating any transaction or other matter. • Neither DocGo nor Motion shall have any liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAS ANY REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PRESENTATION DOES NOT CONSTITUTE AN OFFER OR SOLICITATION OF ANY SECURITIES.

Experienced Management Team

DOCGO

Today's Presenters



Stan Vashovsky
Co-Founder, Chief Executive Officer

- Founded DocGo (f/k/a Ambulnz) in 2015 with the vision to revolutionize medical transportation and healthcare delivery
- Previously an executive for services innovations at Philips Healthcare
- 25+ years of healthcare experience including in the field as a paramedic



Anthony Capone
President & Chief Technology Officer

- Joined in 2017
- Previously served as President at Rapid Reliable Testing and Chief Executive Officer of Fundbase
- 11+ years of software and operations experience



Andre Oberholzer
Chief Financial Officer

- Joined in 2015 with experience developing companies throughout their business lifecycle including M&A / integration
- Previously in financial roles at Philips and Altegrity and CFO of WageWorks
- 20+ years of finance and operations experience



Vrenely Munoz
Chief Revenue Officer



Norm Rosenberg
CFO of Ambulnz Holdings, LLC



Rosemarie Milano
VP, Human Resources

© 2021 All Rights Reserved – DocGo

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Agen d a © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 6 Topic Speaker(s) 5 minutes Introductions & Agenda Blueshirt, Management 15 minutes Strategic & Business Overview Stan Vashovsky 15 minutes Technology Overview Anthony Capone 30 minutes Deep Dive: Ambulnz Medical Mobility Segment Anthony Capone 15 minutes Q&A Session 30 minutes Deep Dive: DocGo Mobile Health Segment Stan Vashovsky 15 minutes Q&A Session 15 minutes Future Growth Vectors Stan Vashovsky 30 minutes Financial Overview Andre Oberholzer 15 minutes Q&A Session 5 minutes Closing Remarks Stan Vashovsky

Our Brand and Company Culture

Where basic telehealth providers stop, we go. Where public health emergencies need a response, we go. Where homebound populations benefit from onsite treatment, we go. Where long waits in busy emergency rooms do more harm than good, we go. And when all reason says it can't be done, leave well enough alone and quit while you're ahead, we do what our Company has always done. DocGo. We go.

Our Model


Mobile Health
ambulnz
Medical Mobility Solutions
Proprietary Technology Platform
Care Logistics Platform

Fulfilling the Promise of Telehealth by Enabling the "Last-Mile" Delivery of Healthcare

© 2021 All Rights Reserved – DocGo
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DocGo at a Glance Key Highlights (a) Rating based on 300+ reviews. (b) As of July 2021. Leveraging a proprietary technology platform and care logistics expertise to provide high quality, efficient “last - mile” healthcare delivery services 2,200,000+ Cumulative Patient Interactions (b) 88%+ 2019 - 2021E Revenue CAGR 2,000+ Employed Pro v iders (b) 551% Mobile Health 2019 - 2 0 2 1 E Gro w th Positive and Increasing EBITDA FY 2021 Revenue Guidance Prior Updated Q1 Updated Q2 $155 $160+ $170 18 New Markets Entered in past 12 Months (b) 4.4 / 5.0 Rating on Gl as s door (a) © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 8

Where Traditional Care Stops, DocGo Keeps Going


Mobile Health
DOCGO
Medical Mobility

Traditional Care vs. Mobile Health

Traditional Care

- ✗ Patients are restricted by outdated logistics and expensive transportation solutions
- ✗ Limited options to get treated at home or on-site
- ✗ Current telehealth offerings do not provide immediate in-person care or follow-up as needed

DocGo Mobile Health Solution

- ✓ Mobility solutions that are enabled by highly coordinated and efficient logistics capabilities
- ✓ Mobile Health offering goes far beyond traditional telehealth capabilities, delivering true "last-mile" services
- ✓ Unique solution set plugs seamlessly into existing care ecosystem

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Delivering Value Across the Healthcare Ecosystem


Providers
✓ Superior service
✓ Economic value proposition
Healthcare Professionals
✓ More satisfaction
✓ Better incentives
DOCGO
Patients
✓ More convenient
✓ Better experience
Payers
✓ Lower cost
✓ Members access cost-effective care

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Illustrative Customers, Partners & Projects © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 11 Tailored Go - to - Market for each Customer Segment Health Systems Enterprise / Corporates Government

$ 1 1 $31 $40 $48 $94 $ 1 12 $170 2016A 2017A 2018A 2019A 2020A 2021E Demonstrated History of Growth ($ millions) Revenue a) Represents funding at inception. 2017A 2018A 2016A 2019A 2020A Launched in NY 2017 Raised $4 0 m m Launched in UK, Entered into agreements with UCHealth and HCA 20 1 8 Entered into agreements with Fresenius and Jefferson 2019 Raised $9 1 m m 2016 Raised $10mm (a) 20 2 0 Launched in California V1 Software Launch V2 Software Launch Entered into Mobile Health Partnership with RXR, Launched 12 new markets La un c h e d Healt hP o i n t V3 Software Launch Launched Mobile Health business 1H 2021A Revenue 2021E 2021 Pending SPAC combination with MOTN Launched in 6 new markets Launched SHOW program V2 HealthPoint © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 12

We Occupy a Unique Space in the Healthcare Landscape Transportation Scheduling Telehealth Scheduling Emergency Services Telehealth Consultations In - Person Medical Care Integrated Digital Platform © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 13

Key Takeaways

- Significant market and growth opportunity with limited current market penetration
- Early stages of accelerating recurring revenue growth
- Unique value proposition to healthcare systems and patients
- Defensible competitive advantages in technology / network
- Highly attractive financial profile with significant operating leverage
- Mission-driven company with experienced founder-led management

© 2021 All Rights Reserved – DocGo
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Technology Overview

Technology Solutions Overview

DOCGO

Dara

- **Scheduling**: Central AI system which manages logistics for scheduling, patient interactions and resource allocation
- **Multiservice platform**: Guides the requester to select the best mode of transportation, considering the patient's medical needs and health insurance coverage
- **Platform interoperability** with external systems (ex. Uber Health, Epic, Salesforce HealthCloud, and SeaCare)

Requestor App

- Used by our healthcare partners to order medical transportation and mobile medical services

Driver App

- Used by our field staff
- Provides logistics information for patient transportation / care, the patient's unique needs, and analytics

ShareLink™

- Provides our healthcare partners, patients and families with real-time vehicle locations and accurate ETAs
- Improves patient experience and eases concerns
- Integrated across Dara and HealthPoint platforms

HealthPoint

- Streamlines the "last-mile" solution for Mobile Health and provides transparency for patients
- Grants patients complete access to health records and provides a secure and easy-to-use self-service platform for ordering on-site medical services

Mana

- Ensures accurate payment for patient interactions at expected rates
- Allows electronic capture of pertinent billing information (demographic, coverage details, etc) that are used to determine insurance eligibility / coverage in real time

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Technology Demo © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 17

Purpose-Built Technology Platform

DOCGO

Core Functionality and Benefits

- ✓ Streamlined ordering process to reduce burden on staff
- ✓ Integration of electronic health records
- ✓ Easy ordering with no manual information transfer
- ✓ Real-time visibility into transport status and ordering
- ✓ Fully integrated with bed management systems
- ✓ Predictive resource allocation to estimate patient discharge

For **Patients and Families**

For **Care Providers**

For **Facilities**

For **Peace of Mind**


ACCEPT
REJECT
SERVICE LEVEL
SERVICE TYPE
REQUESTED PICKUP
PATIENT DEMOGRAPHICS
FACESHEET
ETA 11/19 13:10

Two apps. One location-based dispatch system. Connected.

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Fully-Integrated Front- and Back-End Tech

DOCGO

Multi-modal Software to Better Coordinate Care

2 min

EASY ORDERING

- Digital requesting via Web, Mobile, Epic, Allscripts, Mobile Care Connect and Central Logic

100%

TOTAL TRANSPARENCY

- Integrated systems providing tracking for hospital staff, receiving facility and family members

1 Call

DEDICATED SUPPORT LINE

- A human being in seconds



Modern Architecture and Design

EHR INTEGRATION

- Integrated with leading EHR providers enhances functionality & billing/collections

Epic Allscripts

MACHINE LEARNING / AI

- State-of-the-art system with proprietary AI-powered algorithms
- Proprietary artificial intelligence-based scheduling (CAD) system with Google traffic data

SHARELINK™

- ShareLink™ technology provides hospitals, patients and their caregivers real-time vehicle location, accurate ETAs and peace of mind

HIPAA COMPLIANT

- Designed for managing sensitive healthcare data

Our digital platform is fully integrated with industry standard EHR providers and enables a seamless care logistics experience throughout the patient journey

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Easy Ordering Enables Greater Speed and Superior Execution

DOCGO

State-of-the-Art Mobile Ordering Platform

- ✓ Easy ordering platform enables users to work smarter
- ✓ Combining powerful mobile systems and proprietary AI-powered algorithms to create a first-of-its-kind dispatch ecosystem
- ✓ Requester receives suggested local locations, transport / vehicle information, and timing
- ✓ Provides several other pieces of critical patient information to enhance all aspects of dispatch logistics

Speed. Accuracy. Efficiency.


ambulnz
Service Level
Discharge, BLS
Trip Type
One Way
Pickup Time
ACCEPT
REJECT
REVIEW
TRIP DETAILS
PATIENT DETAILS
CURRENT
UPCOMING
HISTORY
WILL CALL

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Advanced Reporting Capabilities Ensure Quality and Consistency of Outcomes

Market-Level Trip Dashboard

- Ride volume per day
- Trip List including billing facility
- Service type, requester, destination details, pricing
- On-time compliance by type



Volume per Day
On-Time Compliance
83.19%
Billed to Facility

Dispatch Incorporates Medical Necessity

- On-time and ETA compliance
- Volume and demand statistics
- Daily, weekly and monthly reporting capabilities



Quality of Service Report
On-Time Compliance
Daily Volume
Monthly Volume
On Time
92%
ETA Compliance
Demand by Hour
On Time
99%

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HealthPoint Proprietary Patient Portal

- ✓ HIPAA-compliant, patient-facing app enables turnkey registration, reporting and data storage
- ✓ HL7 integration with CDC for vaccination reporting
- ✓ Integrated with 9 different municipal systems and 16 different laboratories
- ✓ Tableau integration allows robust data reporting to our customers


My Family
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Mike Test
Profile
Press to Open Entry Pass
Identification
Results
ID 4451
Testing Available
Barclays Center
Book Appointment
Schedule Appointment
3 of 5. Date and Time
Please arrive no earlier or later than 15 minutes.
8:00 AM
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9:00 AM
9:05 AM
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10:05 AM
10:10 AM
11:00 AM
11:05 AM
11:10 AM
12:00 PM
12:05 PM
12:10 PM
PREVIOUS
NEXT
NOT FOR ENTRY TO VENUE
DOCGO
Barclays Center
Test Appointment
6/16/21 2:20 pm
Ready to Get Tested
Scheduled at Barclays - NY Nets
Miguel Larreynaga
ID 4627
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Deep Dive: Ambulnz Medical Mobility Segment

$46 $63 $93 $190 2 0 19A 2 0 20A 2 0 21E 2 0 22E Segment Overview - Ambulnz A M BU L N Z M E D I CA L M O B I L I T Y S O L U T I O N S - Provides on - demand patient transfer solutions between clinical settings - Partnerships with Fresenius, Jefferson, UCHealth and Northwell - 300+ fleet of vehicles include ambulances, wheelchair vans and sedan to accommodate each unique request - Proprietary algorithm and clinical system integration optimize patient transfers 60% CAGR © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 24 Ambulnz Revenue ($ millions)

Our Footprint and Reach

Our Footprint

Operating in **26 US states** and the **UK**

Licensed to operate in 29 states; licenses pending in 14 additional states

<1% market penetration today



Medical Mobility Only
Mobile Health Only
Medical Mobility and Mobile Health

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Quality Employed Providers

DOCGO

2,000+ highly trained providers

Employed mobile providers consisting of

- EMTs (1,300+)
- Paramedics (200+)
- Nurses & RTs (50+)

Employed, Not Contracted

Revolutionary pay package elevates employees far above the national average with added benefits

- Medical insurance
- Performance bonus
- Paid time off
- Equity incentive plan to earn ownership in Ambulnz

- ✓ Improved patient care
- ✓ Improved loyalty to company
- ✓ Improved employee NPS
- ✓ Improved facility NPS
- ✓ Improved insurance rates

glassdoor
4.4



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Network Effect Drives Efficiencies of Scale

DOCGO

Highly Replicable Go-to-Market Strategy

1

Develop Partner / Health System Relationship

Identify attractive, high-growth market and develop relationship with anchor / potential partner

2

Quantify Demand in the Market

Leverage partnership to identify transport opportunity

3

Build Additional Supply

Roll-out additional vehicles and recruit EMTs/Paramedics to capture demand across network of hospitals and other facilities

4

Deploy Mobile Health Services

Use established employee base to capture incremental latent supply for mobile medical services in the market[(a)]

(a) May enter certain markets before ambulance operations, based on consumer demand.

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Transportation Serves as Foundation for Operational Leverage

DOCGO

Drives margin improvement and competitive advantage

Transportation Model Advantages

- Innovative partnership model
- Highly predictable transport volume
- Integrated platform changes the way facilities manage patient transports, improves operational efficiencies and aligns incentives
- Employed providers and not contractors
- Lays profitable foundation to upsell idle time



Competitive Differentiators

- Provides opportunity to build highly defensible model by selecting mix of transportation / Mobile Health per geography to optimize gross margin
- Differentiates against pure plays by offering two different products to build in geography credibility and cross sell with major providers
- Superior employee attraction and retention model to source the best talent
- Logical framework to execute M&A strategy combined with the ability to grow margins and cash flow ratios ambulnz
ambulnz

Pediatrics / Neonatal Intensive Care Unit	Basic Life Support	Wheelchair Accessible Vehicle	Car
Critical Care Transport	Advanced Life Support	Ambulette	

Fully integrated solution provider facilitating high-quality, efficient patient transportation across all sites of care

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Integrated Scheduling Our platform provides facilities with a unified scheduler for both Mobile Health and medical transportation, ensuring increased utilization, efficiency and transparency © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 29

Partnerships Help Drive Predictable Growth

DOCGO


ambulnz
224

FRESENIUS

- Premier global dialysis provider with 2,600+ dialysis centers and 205k+ patients
- Transportation partner

Jefferson

- Largest Philadelphia region hospital system with 14 hospitals, 5 urgent care, 22 rehab and 19 outpatient centers
- Transportation and Mobile Health partner

uchealth

- #1 health care system in Colorado, also serving Southern Wyoming and Western Nebraska[(a)]
- Transportation partner

RXR

- Leading real estate owner and operator in New York City
- Mobile Health partner, providing on-site testing, monitoring, reporting and verification

$500M+ per year combined revenue opportunity [(b)]

Evergreen contract structure with multi-year cancellation notice period

Highly recurring and predictable revenue

National footprint across select partners

DocGo is engaged in discussions regarding several potential partnership opportunities

a) According to U.S. News and World Report.
b) Based on management estimates.

© 2021 All Rights Reserved – DocGo

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Why We Win

Differentiated Technology	Our differentiated technology suite arms our EMTs, health systems and other partners with innovative solutions to improve efficiency and transparency
Partnership Model	The partnership model DocGo developed ensures that all partners are not only invested in DocGo's success, but are also actively promoting its growth
Incentive Structure	DocGo's industry-leading incentive package for its EMTs and paramedics allows us to attract and retain top talent
EMS Licensing	The EMS licenses DocGo has strategically amassed is a significant asset and barrier to entry in the field

© 2021 All Rights Reserved – DocGo

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Deep Dive: DocGo Mobile Health Segment

Telemedicine is Just Talk – Mobile Health is Hands On

DocGo. We're There.

Leveraging Advanced, Mobile Technologies to Deliver Robust Services

Vaccinations	Bloodwork	IV Hydration	Wound Care	Oral Medicine Administration	Mobile Imaging	EKG



For Patients…

- ✓ At home treatment is convenient, comfortable and results in an improved patient experience
- ✓ Accessibility to health professionals promotes better patient compliance with discharge treatment plans
- ✓ More focused care reduces unnecessary hospital readmissions

For Providers…

- ✓ DocGo employed providers, consisting of paramedics and EMTs, can provide care at a lower cost than LPNs/LVNs or physicians
- ✓ Reduces overall healthcare costs by preventing unnecessary flow of patients into healthcare facilities

Note: EMT = Emergency Medical Technician, LPN = Licensed Practical Nurse, LVN = Licensed Vocational Nurse.

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$2 $31 $77 $100 2 0 19A 2 0 20A 2 0 21E 2 0 22E Segment Overview – Mobile Health M O B I L E H E A L T H S O L U T I O N S - Provided mobile health services to multiple clients including Uber, HBO, NFL, GoodRx, and the state of New York - Working together with licensed medical practitioners, we facilitate in - person services and follow - up treatment where a traditional doctor’s visit is not necessary - Services include bedside procedures, preventative care, medicine administration, monitoring and COVID - 19 testing - Utilizes existing medical employees to deliver services at a lower cost Mobile Health Revenue ($ millions) 276% CAGR © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 34

Overview of Mobile Health Services

DOCGO

Bedside Procedures

- Rapid testing (blood work, including routine tests like Coumadin levels, Pregnancy, Strep, Urinalysis, Viruses (COVID-19, HIV))
- Pre-op testing
- Pulse oximetry
- Ultrasound
- Wound Care

Cardiac

- Blood pressure monitoring
- Cardiac monitoring
- Echocardiogram
- Electrocardiogram (EKG)

Medications (Oral and IV)

- 30+ oral medications available, including antibiotics and anti-nausea medications
- Asthma treatments
- Intravenous fluids

Preventative Care

- Vaccinations (Influenza, Hepatitis, Pneumonia, Tetanus)
- Medicine reconciliation
- Physicals (school, sports)

Mobile Health is hands on. Delivering on the promise and potential of telemedicine.

~68k
2020 Patient Interactions

~250k
2021E Patient Interactions

~$125
2021E Revenue per Interaction

~50%
2021E Gross Margin

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35

Differentiated Approach Creates Efficiency and Cost Savings

DOCGO

Enabling Dramatic Mobile Health Cost Advantage

Leverages paramedics, EMTs, CNAs and LPNs to provide care, lowering employment costs for hospitals and patients vs. traditional methods

EMT	***Paramedic***	***CNA***	***LPN***	***vs***	***Physician***	***Nurse Practitioner***

*EMTs, Paramedics, CNAs and LPNs have **significantly lower** hourly costs*

*Can **scale rapidly in new markets** by utilizing temporary **CNAs and LPNs** through local agency hiring*

*Able to **train up** LPNs and CNAs in ~1.5 weeks*

*Currently facing a **national shortage** and significantly more expensive per hour*

Cost of common procedures, such as vaccination and bloodwork, are executed at a fraction of the industry average



Cost per patient
Vaccination
Bloodwork
IV Hydration
Wound Care
Oral Medicine Administration
EKG
DocGo
Industry Average

Source: Management estimates. Note: Figures above are presented for illustrative purposes only. CNA = Certified Nursing Assistant.

© 2021 All Rights Reserved – DocGo

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Mobile Health for Hospitals



Overview

- DocGo has formed relationships with health systems, hospitals and IDNs to provide at-home mobile health services to patients
- These services are often in addition to broader Healthcare Mobility segment revenues for the same customers



Services Offered

- Scope of services ranges according to the needs of the provider customers
- DocGo providers conduct services for the customer's patients in their homes or onsite at alternative locations at the direction of the physician
- Services include a range of bedside procedures including pre op screenings, post op monitoring, ER admission prevention and at home chemotherapy



Customer Value Proposition

- For customers in value-based arrangements, use of lower cost providers in the home setting drives down the overall cost of care
- Reduces hospital readmissions due to preventable causes
- Aligned with overall trend toward in-home care and patient preference to reduce in-facility care

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Mobile Health for Insurance Providers



Overview

- DocGo provides a comprehensive suite of medical evaluation and health services for corporate clients through our Mobile Health offering
- Work with insurance providers to provide medical care in the comfort of a patient's home or remote location



Services Offered

- Onsite physical evaluations, medication administration, lab work and monitoring
- Over 20 different vaccinations
- Facilitate basic medical services to help patients stay healthy at home and reduce hospital readmissions



Customer Value Proposition

- Customers are highly focused on both getting employees back to the office and also ensuring the health and safety of these employees; DocGo solutions provide an on-demand service to improve population health
- Corporate wellness and health benefits increasingly becoming an integral part of the physical workplace to ensure a healthy workforce

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Mobile Health for Municipalities



Overview

- DocGo provides medical care to service the needs of lower-income communities and the homeless



Services Offered

- Transportation: Basic Life Support, Advanced Life Support, Critical Care Transports
- Mobile Health: At home visits, wound care, vital signs, physicals, vaccination programs, social work & counseling services, naloxone exchange programs



Customer Value Proposition

- Increased access to medical services promotes health & wellness among traditionally underserved populations
- Programs are designed to reduce hospital readmissions and save municipalities money

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39

Partnership Case Study – Hospital Network

DOCGO

Anchor partnership with premier hospital network to provide transportation and mobile health services

Currently servicing 11 hospitals, ***with plans to expand to 17 before year end***

~90 Hospitals & Treatment Centers across two states

Hospital's Critical Care team ***dispatched through the Ambulnz app***

~1.4mm patient population

Deploying hospital's proprietary platform at mobile health sites for ***real time telehealth consultations***

~Projected to hit 3,000 monthly transports in Q4

Jan 2021 – Launched 911 in select geography. **Hit 2,500 monthly calls**

Nov 2020 – **Took over** major metropolitan campus and CCT transportation. Hit 2,300 monthly calls

April 2020 – **Expanded service** to cover additional hospitals in an adjacent state. Hit 1,300 monthly calls

Nov 2019 – **Launched service** at three additional facilities

August 2019 – Entered into **Partnership** to provide service at a single facility

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40

Case Study: Department of Homeless Services Added three additional Street Mobile Units and two Ambulance standby units Expanded to 11 medical teams, added COVID vaccinations Launched three Street Mobile Units , providing expanded medical services to street homeless Expanded to 16 medical teams servicing shelters, began administering HEP - A vaccines Signed contract with city for five medical teams to provide COVID testing at homeless shelters Growing relationship with city agency, working with licensed practitioners to facilitate vital medical treatment to a traditionally underserved population Consistent business growth across Mobile Health and Medical Transportation business lines Relationship has led to additional contracts with city agencies Programs promote access to quality care and equitable distribution of medical treatment ~175 homeless shelters Across the city ~ 19 , 000 shelter residents Opportunity to provide additional medical services June 2021 July 2021 April 2021 June 2020 Feb 2021 a) According to National Alliance to End Homelessness Over 550,000 US homeles s (a) Significant opportunity for service expansion to other markets © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 41

Future Growth Vectors

Multiple Levers for Continued Growth

DOCGO

Win New Health System & Hospital Customers

Identify potential providers with large patient base, significant need, and scalable population

Expand Into New Geographies

Identify untapped markets with compelling demographic tailwinds, attractive anchor partnership opportunities and unmet need

Mobile Health Service Line Extensions

Potential to expand in-home care capabilities (e.g. follow-up care)

Potential Acquisitions

Selected accretive acquisitions that expand our core service offerings or improve our market position in new markets

© 2021 All Rights Reserved – DocGo
43

Significant Market Opportunity

$95 billion market opportunity leaving long runway for rapid growth

U.S. Total Addressable Market


Medical Transportation $13 B
Last-Mile Home Medication Administration $12 B
$95 Billion
Last-Mile Urgent Care $35 B
Last-Mile Home Health Services $35 B

Source: McKinsey "Telehealth: A quarter-trillion-dollar-post-COVID-19 reality" report published 5/1/20 and management estimates.

DOCGO

- Approx. $250B or approx. 20% of all Medicare, Medicaid & Commercial outpatient, office and home health spend **could be virtual**
- However, approx. **$80B of this spend requires some form of physical follow up** that lacks a solution today
- The medical transportation industry remains very fragmented and is **expected to continue to grow steadily,** driven by an increasingly aging population and rising prevalence of chronic diseases
- Rapid acceleration in shift to virtual care driven by COVID-19
- DocGo is active in some of the largest, **most attractive markets in the U.S.** with massive untapped opportunity remaining in the markets already penetrated

© 2021 All Rights Reserved – DocGo

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Expansion Into New Geographies

DOCGO


Markets with Existing Services
Near-Term Service Expansion(a)

Expansion Strategy

- Significant opportunity to expand into new states; 14 licenses are pending
- Large whitespace opportunity to expand Mobile Health and add service line extensions within states with established Medical Mobility services
- DocGo is able to rapidly scale into new markets using local hiring agencies
- Lead into new markets with Medical Mobility and build out Mobile Health

Market Expansion Timeline	
State	Year
WI	Recently Launched
WA	2021
OH	2021
MI	2022
AL	2022
FL	2022
SC	2022
NC	2022
IN	2022
AZ	2022
WV	2022
GA	2022+
VA	2022+

a) Dotted box represents markets where DocGo is already present with one service line and expects to expand with additional service line

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45

Service Line Extensions



Existing Capabilities
On-demand Patient Transfer
300+ Fleet
Real-time ETA
Clinical System Integration
Bedside Procedures
Cardiac
Medications (Oral and IV)
Preventative Care
Medical Mobility
Mobile Health
Future Extensions
License DARA Platform
Federal Contract
Transport Brokerage
PERS
Mobile Phlebotomy
Palliative Care
Chronic Disease Mgmt.
B2C Expansion

Embedded extensibility of the Mobile Health enables natural adjacencies and service line extensions

© 2021 All Rights Reserved – DocGo
46

Acquisitions Help Accelerate Growth

DOCGO

DocGo's M&A strategy is based on a focus toward *accretive*, *highly* **synergistic opportunities** that build upon the **core businesses** in medical mobility or mobile health and improve the company's market position and helps create **sustainable shareholder value**.

Some Characteristics of Attractive Acquisitions include:

- Rapidly increases the company's size and density in an existing market to help service clients
- More efficiently enables the company to enter new markets to serve existing strategic partnerships clients or new customers
- Increases the company's service offerings, particularly in mobile health
- Expands the company's footprint nationally
- Accretive from a revenue and EBITDA profitability perspective
- Provides additive technology or capabilities

© 2021 All Rights Reserved – DocGo

47

Financial Overview

Attractive Financial Characteristics

DOCGO

Revenue Growth and Visibility	• **Significant revenue growth opportunity** with limited penetration of the total market and existing newer markets, greenfield opportunities and expansion of new services offerings • **Recurring revenue** with **visibility** from multi-year, **contracted** strategic partner relationships with over **$500mm in contracted revenue**
Scalability	• **Diversified base of customers** and strategic partnerships allowing for opportunity to upsell new products and expand geographically with existing strategic partners • **Tested** scalable execution model, utilizing **refined process and technology** allows for rapid growth into new markets and grow existing markets
Profitability and Capital Efficiency	• **Capital efficient business model** through leased vehicles • Use of technology and business optimization enhances profitability, **Adjusted EBITDA positive** in 2021E • Expanding Gross Margins with medium-term opportunity toward 50% gross and 20% Adj. EBITDA margins

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49

Strong Growth Trajectory and Margin Profile (a) Free Cash Flow is defined as Adjusted EBITDA less Capital Expenditures. ($9) $4 $29 2 0 20A 2 0 21E 2 0 22E $8 $13 $31 $62 $122 2 0 19A 2 0 20A 2 0 21E 2 0 22E ($29) ($16) ($7) $6 $44 2 0 19A 2 0 20A 2 0 21E 2 0 22E Revenue Gross Profit 29.5% 20.5% 94.8% 81.2% 70.1% 21.3% 27.3% 33.3% 36.5% 42.3% 2 0 18A % margin Adjusted EBITDA Free Cash Flow (a) ($ in millions) NM NM NM 3.6% 16.1% 2 0 18A % margin NM NM NM 65.7% 65.9% ($18) ($34) 2 0 18A 2 0 19A % of Adjusted EBITDA $40 © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 50 $48 $94 $170 2 0 18A % growth $290 2 0 19A 2 0 20A 2 0 21E 2 0 22E

Achieving Scaled Profitability Through Operating Leverage 2018A 2019A 2020A 2021E 2022E Medium - T erm Target Gross Margin 21.3% 27.3% 33.3% 36.5% 42.3% 50% SG&A (% of Revenue) 94.5% 61.6% 43.2% 33.2% 27.1% 30% Adj. EBITDA Margin NM NM NM 3.6% 16.1% 20% © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 51

Recurring, Predictable Revenue Model

DOCGO

	Medical Mobility Solutions	Mobile Health Solutions
Description	• Data-driven market-by-market approach to identify highly visible, recurring transportation needs by provider • Base rate and average transport distance largely dependent upon geography • Base rate typically references a Medicare fee schedule and has historically grown annually	• Contractual established relationships with healthcare providers leads to a consistent demand for services • Fees for solutions delivered to healthcare providers; requiring onsite access to patients and supported by recurring needs for tests and services • Predominantly state and municipality pay today; exploring roadmap to expand to commercial and healthcare provider payers
Revenue Model	**Fee per Trip x Trips per Shift** Fee per Trip = **Base Rate + (Loaded Miles x Per Mile Rate)**	**Healthcare Utilization x Fee for Service**

Both Medical Mobility and Mobile Health Solutions are based on **contractual** arrangements delivering significant **recurring revenue** and a high degree of **visibility** into long-term revenue growth

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52

Attractive Reimbursement Mechanisms & Payer Mix

Medical Mobility Solutions[a]


Facility
16%
Patient
3%
Medicare
51%
Commercial, Other
20%
Medicaid
10%

Mobile Health Solutions


Corporations
13%
Patient
1%
Facility
23%
Municipal / Other
63%

- Significant relationships with municipalities support a stable payer profile
- Established Medicare fee schedules provide visibility & predictability into expected payment across the majority of the business
- Contracted rates with municipals and corporates for majority of existing Mobile Health business

Note: Mix data represents LTM 12/31/20 period.

a) Represents mix for core markets.

© 2021 All Rights Reserved – DocGo

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Compelling Unit Economics – New Ambulance Example


Before Adding Mobile Health
After Adding Mobile Health
Revenue per Shift
$670
$838
$1,065
$1,243
$1,065
$1,260
$1,080
Month 2
Month 3
Month 10
Month 11
Month 12
Revenue (Net)
$14,794
$18,492
$23,515
$27,434
$23,515
$27,821
$23,846
Month 2
Month 3
Month 10
Month 11
Month 12
Gross Margin
8%
25%
40%
47%
40%
48%
40%
Month 2
Month 3
Month 10
Month 11
Month 12
Contribution Margin
(8%)
10%
26%
34%
26%
34%
27%
Month 2
Month 3
Month 10
Month 11
Month 12

DOCGO

Unit Economics for a New Ambulance

- Acquire operating license for a new market
- Identify demand based on existing partnership contracts
- Lease required number of vehicles to support initial demand
- Recruit EMT and paramedic staff
- Expand fleet as needed for new facilities beyond existing partnerships
- Deploy Mobile Health to expand reach and services, leveraging existing fleet
- Other than AR, limited initial cash outlays
- Gross margin positive in 2 months
- Contribution margin positive in 3 months
- Cash break-even in 6 months
- Cash Payback in 18 months
- Assuming revenue per shift from Mobile Health, starting in Month 11
- Cash payback improves by 2 months to 16 months and doubles IRR

© 2021 All Rights Reserved – DocGo

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2022 Growth Drivers – Medical Mobility

DOCGO

Grow With Existing Partners and Customers in Existing Markets

- Expand on existing partnerships with Fresenius, UC Health, and Jefferson through expanded medical mobility services in core markets to capture increased share of spend
- Continue to build out 2021 entered Medical Mobility markets, for example in Illinois & Wisconsin
- Cross-sell additional Mobile Health products

Add New Customers

- Utilizing strategic partner relationships to drive pipeline of new opportunities
- Minor investment required in sales and marketing
- Cross-sell Mobile Health services to new customers in the Medical Mobility segment

Expand Geographic Presence

- Expansion plans into new states in 2022 including Alabama, Florida, South Carolina, North Carolina, Indiana, Arizona and West Virginia
- Existing relationships help drive captive demand in expansion markets helping to drive revenue growth with limited initial capital spend

© 2021 All Rights Reserved – DocGo
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Grow With Existing Partners and Customers in Existing Markets 2022 Growth Drivers – Mobile Health Add New Customers Expand Product Suite and Offerings • Expand relationships with current contracts to provide additional services in markets where employees have begun returning to work • Cross sell Mobile Health solutions and services to existing Medical Mobility customers • Invest in sales executive and sales team to drive pipeline opportunities • Expansion of customer base through addition of new Mobile Health customers and partners • Continued conversion of existing COVID - 19 related contracts with municipalities, states and corporate accounts into a comprehensive mobile health service across all solutions offered © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 56

1H 2021 Financial Update Preliminary 2nd Quarter 2021 Financial Highlights and 1 st Half review • Mobile Health revenue increased to more than $33 million in Q2, compared to $3.1 million in Q1 2020 • Transport revenues increased 47% in Q2 2021 from Q1 2020 levels • Excluding COVID - related testing, Q2 revenue more than doubled • DocGo is raising its outlook for full - year 2021 revenue guidance from $160 million to +$170 million Second Quarter 2021 Business Highlights • Hired 961 new employees in 1H 2021, bringing total company staff to a new record of over 2,388 • Launched medical transportation services in Illinois, and mobile health services in Arizona and Washington state • Launched six Street Health Outreach and Wellness (SHOW) units to provide a range of mobile medical services – including wound care, physicals, social work services and a variety of vaccines – to New Yok City’s street homeless population $ 1 3.4 $ 4 9.6 $ 2 2.5 $ 6 1.9 $ 3 5.9 $ 1 1 1 .5 Q1 2020 Q1 2021 Q2 2020 Q2 2021 1H 2020 1H 2021 Revenue Adjusted EBITDA ($ in millions) 271% YoY 175% YoY 211% YoY © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 57 $ 0 .5 ($ 0 .2) $ 2 .9 $ 3 .4 ($4.5) Q1 2020 ($4.7) 1H 2020 Q1 2021 Q2 2020 Q2 2021 1H 2021

Closing Remarks

Investment Highlights

DOCGO

- Innovative digital-first medical mobility pioneer reimagining traditional care delivery
- Bridging the gap between physical and virtual care with 'last mile' mobile healthcare solutions
- Significant, untapped TAM opportunity across current markets and offerings
- Purpose-built technology platform seamlessly links clinical settings and logistics
- 2020A revenue of $94M with significant growth ('19A-'22E CAGR: 75%+), visibility and near-term profitability

© 2021 All Rights Reserved – DocGo
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Appendices

Historical & Projected Financial Summary © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 61 ($ millions) 2018A 2019A 2020A 2021E 2022E Revenue $40 $48 $94 $170 $290 % growth 29.5% 20.5% 94.8% 81.2% 70.1% Gross Profit $8 $13 $31 $62 $122 % margin 21.3% 27.3% 33.3% 36.5% 42.3% Adjusted EBITDA ($29) ($16) ($7) $6 $44 % margin NM NM NM 3.6% 16.1% Net Income ($32) ($22) ($16) $1 $30 % margin NM NM NM 0.6% 10.5% Capital Expenditures $3 $1 ~$0 $1 $15 % of revenue 7.1% 2.8% 0.1% 0.5% 5.2%

Pro Forma Capitalization & Ownership

DOCGO

Estimated Transaction Sources & Uses

($ in millions)

Sources

SPAC Cash in Trust	$115
PIPE Investor Cash	$125
Total Sources	**$240**

Uses

Cash to Balance Sheet	$205
Transaction Expenses	$35
Total Uses	**$240**

Post-Money Valuation at Close

($ in millions)

Pro forma Transaction

DocGo Illustrative Share Price	$10.00
Pro forma Shares Outstanding[(a)(b)]	110.5
Total Equity Value	**$1,105**
(+) Proforma Net Debt at Close	(205)
Pro forma Enterprise Value	**$900**

Illustrative Post-Transaction Ownership[(b)]



10%
3%
11%
76%
SPAC shareholders
Seller rollover
PIPE shareholders
SPAC sponsor

(a) Assumes no redemptions of public shares and excluding warrants.
(b) Does not include an aggregate 5.0M seller earnout shares subject to vesting upon attainment of stock price targets ranging from $12.50 to $21.00 over periods ranging from one to five years. Excludes Motion warrants.

© 2021 All Rights Reserved – DocGo

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DocGo Healthcare Peers Virtual Care Peers Peer Gro u p Average 2019A - 2022E Reve n u e CAGR 2021E Gross Profit Margin 20 19 A - 20 2 2 E Gross Profit CAGR 82% 55% 57% 44% 21% 48% 49% 30% 48% D ocGo Oak Street Signi f y Hims&Hers Am w ell Peer Gr o up Median 37% 7% 18% 45% 50% 68% 75% 37% 45% D ocGo Oak Street Signi f y Tel a doc Hims&Hers Am w ell Peer Gr o up Median 111% 97% 26% 47% 21% 49% 66% 24% 47% D ocGo Oak Street Signi f y Hims&Hers Am w ell Peer Gr o up Median (d) Teladoc © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 63 (d) Teladoc (b) Accolade (b) Accolade (c) Accolade (a) One Medical (a) One Medical (a) One Medical (a) Pro forma for Iora Health acquisition. 2019 figures represents standalone ONEM. (b) 2019 figures represents standalone ACCD and exclude impact of 2ND.MD and Plushcare acquisitions ; excludes earnout consideration associated with the 2ND.MD acquisition. (c) Excludes pro forma financials for 2ND.MD and Plushcare acquisitions. (d) Pro forma for Livongo Health acquisition. Source: Company information, FactSet. Market data as of 16 - July - 21. Comparable Company Benchmarking

EV/2021E Revenue DocGo 5.2x 11.2x Healthcare Peers 6.2x 11.6x 8.7x Virtual Care Peers 12.8x 6.8x 7.3x Peer Gro u p Median 8.7x DocGo Oak Street One Medical (a) Accolade (b) Signify Teladoc Hims&Hers Amwell Peer Gr o up Median EV/2021E Gross 14.1x NM 33.6x 26.1x 17.6x 18.9x 9.1x 19.5x 19.2x Profit DocGo Oak Street (a) (b) One Medical Accolade Signify Teladoc Hims&Hers Amwell Peer Gr o up Median EV/2022E Revenue 3.1x 7.3x 4.5x 8.6x 7.3x 10.0x 5.6x 5.8x 7.3x DocGo Oak Street (a) (b) One Medical Accolade Signify Teladoc Hims&Hers Amwell Peer Gr o up Median 65.5x E V /2 0 2 2 E Gross Profit 7.2x 22.5x 18.7x 14.7x 14.4x 7.6x 14.6x 14.7x DocGo Oak Street (a) (b) One Medical Accolade Signify Teladoc Hims&Hers Amwell Peer Gr o up Median Note: Excludes multiples >100.0x. (a) Pro forma for Iora Health acquisition. (b) Excludes pro forma financials for 2ND.MD and Plushcare acquisitions. Source: Company information, FactSet. Market data as of 16 - July - 21. Comparable Company Benchmarking (cont’d) 2021E Multiples 2022E Multiples © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 64

($ in thousands) CY2018A CY2019A CY2020A Net Loss (GAAP) ($32,500) ($21,100) ($14,799) (+) Net Interest Expense / (Income) 354 250 204 (+) Income Tax (17) 47 167 (+) Depreciation & Amortization 2,900 4,184 5,507 EBITDA ($29,263) ($16,619) ($8,921) (+) Non - Cash Stock Compensation 349 457 687 (+) Non - Recurring Expense 0 40 1,467 Adjusted EBITDA ($28,914) ($16,122) ($6,767) © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 65 Non - GAAP Adjusted EBITDA Reconciliation

Financial Statement Presentation © 2 0 2 1 A l l R i g h t s R e s e r v e d – D o c G o 66 Income Statement Commentary Revenue The Company’s revenue consists of services provided by its ambulance Transportation segment and its Mobile Health segment Cost of Revenues Cost of revenues consists primarily of revenue generating wages paid to employees, vehicle insurance, maintenance, and fuel related to Transportation services, and laboratory fees, facility rent, medical supplies and subcontractors. We expect cost of revenue to continue to rise in proportion to the expected increase in revenue General and Administrative Expenses General and administrative expense consists primarily of salaries, bad debt expense, insurance expense, consultant fees, and professional fees for accounting services. We expect our general and administrative expense to increase as we scale up headcount with the growth of our business, and as a result of operating as a public company, including compliance with SEC rules and regulations, audit, additional insurance expenses, investor relations activities, and other administrative and professional services Depreciation and Amortization DocGo depreciates its assets using the straight - line method over the estimated useful lives of the respective assets. Amortization of intangibles consists of amortization of definite - lived intangible assets over their respective useful lives Legal and Regulatory Legal and regulatory expenses include legal fees, consulting fees related to healthcare compliance, claims processing fees and legal settlements Technology and Development Technology and development expense, net of capitalization, consists primarily of cost incurred in the design and development of DocGo’s proprietary technology, third - party software and technologies. We expect technology and development expense to increase in future periods to support our growth, including continuing to invest in the optimization, accuracy and reliability of our platform and drive efficiency in our operations. These expenses may vary from period to period as a percentage of revenue, depending primarily upon when we choose to make more significant investments Depreciation and Amortization DocGo depreciates its assets using the straight - line method over the estimated useful lives of the respective assets. Amortization of intangibles consists of amortization of definite - lived intangible assets over their respective useful lives Sales, Advertising and Marketing Our sales and marketing expenses consist of costs directly associated with our sales and marketing activities, which primarily include sales commissions, marketing programs, trade shows, and promotional materials. We expect that our sales and marketing expenses will increase over time as we increase our marketing activities, grow our domestic and international operations, and continue to build brand awareness Interest Expense Interest expense consists primarily of interest on our outstanding borrowings under our outstanding notes payable and financing obligations